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                                                                    EXHIBIT 99.1

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                       OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Grant Prideco, Inc. (the "Company") 401(k) Savings Plan (the "Plan") on Form 11-K for the annual period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Warren Avery, Vice President, Human Resources, and IT, for Grant Prideco, Inc., and Administrative Committee Member of the Plan, certify, pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that to my knowledge:


     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Plan.



/s/ Warren Avery
--------------------
Mr. Warren Avery
Vice President, Human Resources and IT,
for Grant Prideco, Inc., and
Administrative Committee Member

June 26, 2003


A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.